Exhibit 99.1


For immediate release For more information, contact:
                                                       Investor Relations
                                                       (972) 699-4041
                                                       Email: investor@kaneb.com

                  KANEB Reports Excellent First Quarter Results

DALLAS, TX (May 9, 2005) - KANEB today reported results for the quarter ended March 31, 2005. The KANEB Companies are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP, "the Partnership"). Kaneb Services LLC's wholly owned subsidiary, Kaneb Pipe Line Company LLC, is the Partnership's General Partner.

"KANEB delivered an outstanding first quarter. Our results, exclusive of merger costs, delivered a 15 percent increase in the Partnership's income and a 16 percent increase in KSL's income compared to the first quarter last year," said John R. Barnes, chairman and CEO of KANEB. "We are very pleased with this performance. The KANEB companies continue to build value and deliver growth for our unitholders and shareholders."

On November 1, 2004, Valero L.P. (NYSE: VLI) and the KANEB companies (NYSE: KPP and NYSE: KSL) announced that they had executed definitive agreements to merge Valero L.P. and Kaneb Pipe Line Partners, L.P., and that Valero L.P. will purchase all of Kaneb Services' shares for cash. The agreements were approved by the unitholders of Valero L.P. and Kaneb Pipe Line Partners, L.P. and the shareholders of Kaneb Services LLC at special meetings held March 11, 2005. The transaction is anticipated to close in the second quarter 2005. Further information about the transaction is provided on the Valero L.P. website at www.valerolp.com, and a link to the management presentation regarding the transaction is available on the KANEB website at www.kaneb.com.

1Q 2005 RESULTS FOR KANEB SERVICES LLC

For the quarter ended March 31, 2005, Kaneb Services LLC's distributions received from KPP (see Supplemental Information in the attached table) increased to $7.1 million, compared with $6.8 million for the first quarter 2004. KSL reported first quarter net income of $6.6 million, or $0.55 per share, compared with $6.0 million, or $0.50 per share, for the same period last year. First quarter income before merger costs (see Supplemental Information in the attached table) was $6.9 million, or $0.57 per share, compared with $6.0 million, or $0.50 per share, for first quarter 2004.

KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership. Its assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary that manages and operates the pipeline and terminaling assets of KPP.


1Q 2005 RESULTS FOR KANEB PIPE LINE PARTNERS, L.P.

Kaneb Pipe Line Partners, L.P. reported revenues of $183.0 million for the quarter ended March 31, 2005, compared with $146.4 million for the first quarter 2004. Net income for the quarter was $21.8 million (after merger costs), compared with $20.8 million for the same period last year. Net income per unit for the quarter was $0.68, compared with $0.65 for the first quarter 2004. First quarter income before merger costs (see Supplemental Information in the attached table) was $23.9 million, or $0.76 per unit, compared with $20.8 million, or $0.65 per unit, for first quarter 2004. EBITDA increased (see Supplemental Information in the attached table) to $49.3 million for the quarter, compared with $46.5 million for the first quarter 2004.

"The Partnership recently completed another strategic acquisition of a 1.1 million barrel capacity terminal through our newly formed Dutch subsidiary. This acquisition gives KANEB a substantial initial terminal in the growing Amsterdam harbor area, as well as a large amount of additional land for future expansion," said Edward D. Doherty, chairman and CEO of Kaneb Pipe Line Company LLC, the Partnership's General Partner.

"The Partnership operations had an outstanding quarter. We increased revenues overall by $36.6 million, operating income by $1.9 million and net income by $1.0 million," said Michael L. Rose, chief operating officer of Kaneb Pipe Line Company LLC. "We're extremely proud of the Kaneb operating team. Even with the additional requirements associated with the merger, the team still outperformed last year's results by a great margin. That's dedication."

Pipeline revenues for the first quarter 2005 (see Supplemental Information in the attached table) were $30.1 million, compared with $27.9 million for the first quarter last year. Pipeline operating income for the quarter was $11.7 million, compared with $11.2 million for the same period last year. Petroleum pipeline barrel miles shipped in the first quarter were 5.2 billion, compared with 5.1 billion in the first quarter 2004.

Terminaling revenues for the first quarter 2005 (see Supplemental Information in the attached table) were $69.1 million, compared with $62.8 million for the first quarter last year. Terminaling operating income was $18.7 million, compared with $18.5 million for the same period last year. Terminaling average annual barrels of tankage utilized in the first quarter were 50.5 million, compared with 48.2 million in the first quarter 2004, and the average annualized revenues per barrel of tankage utilized for the quarter were $5.55, compared with $5.24 for the first quarter last year.

Product sales revenues for the first quarter 2005 (see Supplemental Information in the attached table) were $83.8 million, compared with $55.7 million for the first quarter last year. Product sales operating income for the quarter was $4.0 million, compared with $2.9 million for the first quarter 2004.


ABOUT KANEB

KANEB is a single business represented by two separate publicly traded entities on the New York Stock Exchange. KANEB's business is focused on mid-stream energy assets -- refined petroleum product pipelines, and petroleum and specialty liquids storage and terminaling facilities. KANEB is a major transporter of refined petroleum products in the Midwest and is the third largest independent liquids terminaling company in the world. Worldwide operations include facilities in 29 states, Canada, the Netherlands Antilles, Australia, New Zealand, the United Kingdom and The Netherlands. Its publicly traded entities are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P., (NYSE:
KPP, "the Partnership"). For more information, visit www.kaneb.com.

Kaneb Services LLC was formed as a limited liability company in 2001 from assets previously held by Kaneb Services, Inc. (now Xanser Corporation). Those assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary, Kaneb Pipe Line Company LLC, that manages and operates the pipeline and terminaling assets of KPP. KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership.

Kaneb Pipe Line Partners, L.P., a master limited partnership, was formed in 1989 to own a 2,075 mile common carrier pipeline system from Kansas to North Dakota that has been managed by Kaneb Pipe Line Company LLC since 1953. Pipeline acquisitions in 1995 and 1998 added 725 miles of pipeline in Colorado, Iowa, South Dakota and Wyoming. In 2002, the Partnership acquired the largest fertilizer pipeline in the country, a 2,000-mile pipeline system that runs from the Louisiana Gulf Coast to the upper Midwest states. In December 2002, the Partnership acquired a 400 mile products pipeline and four terminals in North Dakota and Minnesota. The Partnership entered the liquids terminaling business with a large acquisition in 1993, and has more than tripled the size of this operation through subsequent acquisitions. In 2001, the Partnership completed a $165 million acquisition of seven West Coast, U.S. terminals. In 2002, the Partnership completed a $300 million acquisition of two world-class terminaling facilities located in Point Tupper, Nova Scotia, Canada and on the island of St. Eustatius in the Netherlands Antilles and the acquisition of eight bulk liquid storage terminals in Australia and New Zealand.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                                       ###

                               KANEB SERVICES LLC
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                        Three Months
                                                                       Ended March 31,
                                                                   ----------------------
                                                                      2005         2004
                                                                   ---------    ---------
Consolidated revenues:
        Services                                                   $  99,222    $  90,698
        Products                                                     191,804      142,481
                                                                   ---------    ---------
            Total consolidated revenues                              291,026      233,179
                                                                   ---------    ---------
Consolidated costs and expenses:
        Cost of products sold                                        182,997      136,431
        Operating costs                                               46,622       43,424
        Depreciation and amortization                                 14,838       13,907
        General and administrative                                     8,976        6,502
        Valero merger costs                                            2,422         --
                                                                   ---------    ---------
            Total consolidated costs and expenses                    255,855      200,264
                                                                   ---------    ---------
Consolidated operating income                                         35,171       32,915

Consolidated interest and other income                                   206           32

Consolidated interest expense                                        (11,348)     (10,629)
                                                                   ---------    ---------
Consolidated income before income taxes and interest of outside
        non-controlling partners in KPP's net income                  24,029       22,318

Income tax expense                                                    (1,526)      (1,163)

Interest of outside non-controlling partners in KPP's net income     (15,854)     (15,160)
                                                                   ---------    ---------
Net income                                                         $   6,649    $   5,995
                                                                   =========    =========
Earnings per share:
        Basic                                                      $    0.56    $    0.51
                                                                   =========    =========
        Diluted                                                    $    0.55    $    0.50
                                                                   =========    =========


                               KANEB SERVICES LLC
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                           Three Months
                                                                          Ended March 31,
                                                                       ----------------------
                                                                         2005         2004
                                                                       ---------    ---------
Net Income                                                             $   6,649    $   5,995
Parent Company Valero merger costs *                                         293         --
                                                                       ---------    ---------
Income before Parent Company Valero merger costs                       $   6,942    $   5,995
                                                                       =========    =========
Diluted earnings per share before Parent Company Valero merger costs   $    0.57    $    0.50
                                                                       =========    =========
Weighted average diluted shares outstanding                               12,123       11,921
                                                                       =========    =========
Consolidated revenues (including KPP):
        Pipeline                                                       $  30,092    $  27,903
        Terminaling                                                       69,130       62,795
        Product Marketing                                                191,804      142,481
                                                                       ---------    ---------
                                                                       $ 291,026    $ 233,179
                                                                       =========    =========
Consolidated operating income (including KPP):
        Pipeline                                                       $  11,737    $  11,210
        Terminaling                                                       18,727       18,484
        Product Marketing                                                  5,567        3,754
        General and administrative                                          (567)        (533)
        Parent Company Valero merger costs                                  (293)        --
                                                                       ---------    ---------
                                                                       $  35,171    $  32,915
                                                                       =========    =========

Supplemental cash flow information:
        Distributions received from KPP                                $   7,097    $   6,838
        General and administrative                                          (303)        (533)
        Parent Company Valero merger costs                                  (293)        --
        Parent Company interest expense                                     (179)        (137)
                                                                       ---------    ---------
                                                                       $   6,322    $   6,168
                                                                       =========    =========

* Does not include the Company's allocated portion of KPP's Valero merger costs.

                         KANEB PIPE LINE PARTNERS, L.P.
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per unit amounts)
                                  (Unaudited)


                                                             Three Months
                                                            Ended March 31,
                                                         ----------------------
                                                           2005         2004
                                                         ---------    ---------
Revenues:
        Services                                         $  99,222    $  90,698
        Products                                            83,796       55,715
                                                         ---------    ---------
              Total revenues                               183,018      146,413
                                                         ---------    ---------
Costs and expenses:
        Cost of products sold                               77,085       51,039
        Operating costs                                     46,402       43,210
        Depreciation and amortization                       14,834       13,898
        General and administrative                           8,136        5,704
        Valero merger costs                                  2,129         --
                                                         ---------    ---------
              Total costs and expenses                     148,586      113,851
                                                         ---------    ---------

Operating income                                            34,432       32,562

Interest and other income                                      204            5

Interest expense                                           (11,105)     (10,436)
                                                         ---------    ---------
Income before minority interest and income taxes            23,531       22,131

Minority interest in net income                               (220)        (210)

Income tax expense                                          (1,514)      (1,152)
                                                         ---------    ---------
Net income                                                  21,797       20,769

General partner's interest in net income                    (2,466)      (2,282)
                                                         ---------    ---------
Limited partners' interest in net income                 $  19,331    $  18,487
                                                         =========    =========

Allocation of net income per unit                        $    0.68    $    0.65
                                                         =========    =========
Weighted average number of Partnership units
        outstanding                                         28,328       28,318
                                                         =========    =========

                         KANEB PIPE LINE PARTNERS, L.P.
                            SUPPLEMENTAL INFORMATION
                                  (Unaudited)


                                                                             Three Months
                                                                            Ended March 31,
                                                                         ----------------------
                                                                           2005         2004
                                                                         ---------    ---------
Net Income                                                               $  21,797    $  20,769
Valero merger costs, net of minority interest                                2,108         --
                                                                         ---------    ---------
Income before Valero merger costs                                        $  23,905    $  20,769
                                                                         =========    =========
Allocation of income per unit before Valero merger costs                 $    0.76    $    0.65
                                                                         =========    =========
Revenues (in 000s):
        Pipeline                                                         $  30,092    $  27,903
        Terminaling                                                         69,130       62,795
        Product sales                                                       83,796       55,715
                                                                         ---------    ---------
                                                                         $ 183,018    $ 146,413
                                                                         =========    =========
Operating income (in 000s):
        Pipeline                                                         $  11,737    $  11,210
        Terminaling                                                         18,727       18,484
        Product sales                                                        3,968        2,868
                                                                         ---------    ---------
                                                                         $  34,432    $  32,562
                                                                         =========    =========
Depreciation and amortization (in 000s):
        Pipeline                                                         $   3,792    $   3,599
        Terminaling                                                         10,824       10,084
        Product sales                                                          218          215
                                                                         ---------    ---------
                                                                         $  14,834    $  13,898
                                                                         =========    =========
Capital expenditures (in 000s):
        Maintenance and environmental                                    $   7,368    $   5,721
        Expansion                                                            1,375        1,626
                                                                         ---------    ---------
                                                                         $   8,743    $   7,347
                                                                         =========    =========
EBITDA (in 000s):
        Net income                                                       $  21,797    $  20,769
        Interest expense                                                    11,105       10,436
        Income tax expense                                                   1,514        1,152
        Depreciation and amortization                                       14,834       13,898
        Interest and other income                                             (204)          (5)
        Minority interest in net income                                        220          210
                                                                         ---------    ---------
                                                                         $  49,266    $  46,460
                                                                         =========    =========
Pipeline operating statistics:
        Barrel miles shipped on petroleum pipelines
                (in billions)                                                  5.2          5.1
                                                                         =========    =========
        Volumes shipped on anhydrous ammonia pipeline
                (in thousands of tons)                                         297          297
                                                                         =========    =========
Terminaling operating statistics:
        Average barrels of tankage utilized (in millions)                     50.5         48.2
                                                                         =========    =========
        Average annualized revenues per barrel of tankage
                utilized                                                 $    5.55    $    5.24
                                                                         =========    =========